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                                                                     EXHIBIT 4.2

                          CAPSTONE TURBINE CORPORATION

                       RESTRICTED STOCK PURCHASE AGREEMENT

I.       NOTICE OF GRANT OF RESTRICTED STOCK

         NAME: JOHN TUCKER

         ADDRESS: 450 IRONWOOD DRIVE
                  CANONSBURG, PA 15317

         You have been granted a right to purchase Shares of Restricted Stock, subject to the terms and conditions of this Agreement, as follows:

         Date of Grant                                        August 4, 2003

         Exercise Price Per Share                             $0.001

         Total Number of Shares of Restricted Stock           500,000

         Total Purchase Price                                 $500.00

         Expiration Date                                      August 31, 2003

         YOU MUST EXERCISE THIS STOCK PURCHASE RIGHT BEFORE THE EXPIRATION DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES.

II.      AGREEMENT

         1. PURCHASE AND SALE OF SHARES. The undersigned (the "PURCHASER") hereby purchases from the Company, and the Company hereby issues and sells to Purchaser, an aggregate of 500,000 shares of Common Stock (as hereinafter defined) (the "SHARES"), at a price of $0.001 per share (an aggregate purchase price of $500.00). The Company shall, promptly after execution of this Agreement, issue a certificate representing the Shares registered in the name of Purchaser, which certificate shall be held in escrow pursuant to the provisions of Section 6 hereof. In return, the Purchaser shall deliver to the Company (a) an executed counterpart of this Agreement, and (b) the purchase price of the Shares in the form of a check payable to the Company.

         2. STOCK SPLITS, ETC. If, from time to time during the term of this Agreement (i) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company; or (ii) there is any consolidation, merger or sale of all, or substantially all, of the assets of the Company, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of the Shares shall be immediately subject to this Agreement and

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be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to the terms of this Agreement.

         3. DEFINITIONS. As used herein, the following definitions shall apply:

                  (a) "BOARD" means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

                  (b) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (c)      "COMMON STOCK" means the Common Stock of the Company.

                  (d) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

                  (e) "DIRECTOR" means a member of the Board or a member of the Board of Directors of any Parent or Subsidiary of the Company.

                  (f) "DISABILITY" means that Purchaser has been unable to perform the principal functions of Purchaser's duties due to a physical or mental impairment, but only if such inability has lasted or is reasonably expected to last for at least six months. Whether Purchaser has a Disability will be determined by the Board based on evidence provided by one or more physicians selected by the Board and reasonably acceptable to Purchaser.

                  (g) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be such in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (h) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (i) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  (j) "UNVESTED SHARES" means those Shares that, as of any particular date, have not vested in accordance with the vesting schedule set forth in Section 4 below.

                  (k) "VESTED SHARES" means those Shares that, as of any particular date, have vested in accordance with the vesting schedule set forth in Section 4 below.

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         4.       VESTING.

                  Subject to any acceleration provisions provided for in the Company's Change of Control Severance Plan or any other agreements between Purchaser and the Company, the Shares shall vest and be released from the Company's Repurchase Option (as hereinafter defined) in accordance with the following provisions:

                  (a) Twenty-five percent (25%) of the Shares (rounded down to the next whole number of shares) shall vest one year after the "Vesting Commencement Date" (as defined below), and 1/48th of the Shares (rounded down to the next whole number of shares) shall vest each month thereafter on the date corresponding to the Vesting Commencement Date, so that all of the Shares shall be vested on the forty-eighth (48th) month anniversary of the Vesting Commencement Date, subject to, with respect to each vesting date, Purchaser continuing to be either an Employee or a Consultant of the Company on such vesting date.

                  (b) Vesting under this Section shall cease in the event that Purchaser ceases to be either an Employee or a Consultant; provided, however, that if Purchaser is terminated by the Company other than for Cause (as such term is defined in the Company's Amended and Restated 2000 Equity Incentive
Plan) prior to the one-year anniversary of the Vesting Commencement Date, 1/48th of the Shares (rounded down to the next whole number of shares) shall be deemed to have vested on the one-month anniversary of the Vesting Commencement Date and on each monthly anniversary thereafter until the date of such termination. At such times, the repurchase provisions of Section 5 hereof shall apply to all Shares that are Unvested Shares as of the date of such termination.

                  (c)      The Vesting Commencement Date shall be August 1,
2003.

         5.       REPURCHASE OPTION.

                  (a) If Purchaser's status as an Employee or a Consultant terminates for any or no reason, the Company shall have the right and option (the "REPURCHASE OPTION") to purchase from Purchaser all of Purchaser's Shares which are Unvested Shares as of the date of such termination, at the price paid by Purchaser for such Shares (the "REPURCHASE PRICE").

                  (b) The Repurchase Option shall be exercised by the Company by delivering written notice to the Purchaser or the Purchaser's executor (with a copy to the Escrow Agent (as defined below)) AND, at the Company's option, (i) by delivering to the Purchaser or the Purchaser's executor a check in the amount of the aggregate Repurchase Price, or (ii) by canceling an amount of the Purchaser's indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

                  (c) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety
(90) days following the termination, the Repurchase Option shall terminate.

         6.       TRANSFER OF SHARES; ESCROW.

                  (a) Purchaser hereby authorizes and directs the Escrow Agent (as defined below) to transfer any Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

                  (b) To ensure the availability for delivery of Purchaser's Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 5 above, Purchaser hereby appoints the Corporate Secretary of the Company, or any other person designated by the Company, as escrow agent (the "ESCROW AGENT") and as Purchaser's attorney-in-fact to sell, assign and transfer unto the Company such Unvested Shares, if any, as may be repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the Escrow Agent the share certificates representing the Shares, together with two stock assignments duly endorsed in blank and in the form attached hereto as Exhibit A-1. The share certificates representing the Shares and stock assignment shall be held by the Escrow Agent in escrow pursuant to Joint Escrow Instructions in the form attached hereto as Exhibit A-2, until (i) the Company exercises its Repurchase Option as provided in Section 5 above or (ii) such time as this Agreement no longer is in effect. Notwithstanding any of the foregoing, however, the Escrow Agent shall nevertheless retain such certificate or certificates as Escrow Agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

                  (c) The Escrow Agent shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

                  (d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

                  (e) No Shares may be sold, pledged, hypothecated or otherwise transferred by Purchaser until such Shares have become Vested Shares and are no longer subject to any security agreement for the benefit of the Company.

         7. OWNERSHIP, VOTING RIGHTS, DUTIES. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein. Purchaser shall enjoy rights as a stockholder until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercises the Repurchase Option hereunder. Upon any such exercise, Purchaser shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser or the Escrow Agent, as the case may be, shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

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         8.       RESTRICTIVE LEGENDS; STOP-TRANSFER ORDERS.

                  (a) LEGENDS. Purchaser understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHTS OF REPURCHASE FOR THE BENEFIT OF CAPSTONE TURBINE CORPORATION OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN CAPSTONE TURBINE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF CAPSTONE TURBINE CORPORATION. SUCH TRANSFER RESTRICTIONS AND RIGHTS OF REPURCHASE ARE BINDING ON TRANSFEREES OF THESE SHARES.

                  (b) STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         9. SECTION 83(b) ELECTIONS. Purchaser understands that Section 83 of the Code, taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of the Company to buy back the Shares pursuant to the Repurchase Option. Because the Company has registered equity securities under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), "restriction" with respect to officers, directors, and ten percent (10%) stockholders also includes the six-month period after the purchase of the Shares during which sales of certain securities by such officers, directors, and ten percent (10%) stockholders would give rise to liability under Section 16(b) of the Exchange Act. Purchaser understands that he may elect to be taxed at the time the Shares are purchased rather than when any restrictions applicable to the Shares lapse, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Shares equals the amount paid for the Shares, the election may be made to avoid adverse tax consequences in the future. Purchaser understands that failure to make this filing in a timely manner shall result in the recognition of ordinary income by Purchaser, as any restrictions applicable to the Shares lapse, on any difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse. A form of Election under Section 83(b) is attached to the Agreement as Exhibit A -3 for reference.

                  PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER'S BEHALF.

         10. ADDITIONAL ACTIONS. The parties shall execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

         11. ASSIGNMENT. The Company may assign its rights and delegate its duties under this Agreement. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's heirs, executors, administrators, successors and assigns.

         12. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Joint Escrow Instructions executed in connection herewith constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         13. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state.

                  Purchaser represents that Purchaser has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

         14. NO GUARANTEE OF CONTINUED SERVICE. PURCHASER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR A CONSULTANT OF THE COMPANY FOR ANY PERIOD OR AT ALL. NOTHING IN THIS AGREEMENT SHALL AFFECT IN ANY MANNER WHATSOEVER OR INTERFERE WITH THE RIGHT OR POWER OF THE COMPANY, OR A PARENT OR SUBSIDIARY OF THE COMPANY, TO TERMINATE PURCHASER'S RELATIONSHIP WITH THE COMPANY AT ANY TIME, FOR ANY OR NO REASON, WITH OR WITHOUT CAUSE.

         15. ADVICE OF COUNSEL. Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions hereof.

         16. AUTHORIZATION OF TRANSFER. Purchaser hereby authorizes and directs the Secretary or transfer agent of the Company to transfer the Stock as to which the Repurchase Option has been exercised from Purchaser to the Company or the Company's assignees.

         17. WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      -7-
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         IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

                                         CAPSTONE TURBINE CORPORATION

                                         By:
                                             -----------------------------------

                                         Name: Karen Clark

                                         Title: Senior Vice President, Chief
                                         Financial Officer

                                         PURCHASER


                                         ---------------------------------------
                                         John Tucker

                                         ADDRESS:

                                         450 Ironwood Drive
                                         Canonsburg, PA 15317

            [SIGNATURE PAGE FOR RESTRICTED STOCK PURCHASE AGREEMENT]

                                  EXHIBIT A-1

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED, John Tucker hereby sells, assigns and transfers unto Capstone Turbine Corporation, an aggregate of ___________ shares of the Common Stock of Capstone Turbine Corporation standing in the undersigned's name on the books of said corporation represented by Certificate No. _____, and does hereby irrevocably constitute and appoint _________________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

         This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Capstone Turbine Corporation and the undersigned dated August ___, 2003 (the "AGREEMENT").

Dated:

                                                        ________________________
                                                        John Tucker

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "Repurchase Option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                   EXHIBIT A-2

                            JOINT ESCROW INSTRUCTIONS

                                                           August _______, 2003

Capstone Turbine Corporation
Attn: Corporate Secretary
21211 Nordhoff Street
Chatsworth, CA 91311

Dear Corporate Secretary:

         As Escrow Agent for both Capstone Turbine Corporation, a Delaware corporation (the "COMPANY"), and the undersigned purchaser of stock of the Company ("PURCHASER"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the "AGREEMENT"), dated as of August ____, 2003, between the Company and the undersigned, in accordance with the following instructions:

         1. In the event that the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "COMPANY") exercises the Company's "Repurchase Option" set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (as permitted in the Agreement) for the number of shares of stock being purchased pursuant to the exercise of the Company's Repurchase Option.

         3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

         4. Upon written request of Purchaser, but no more than once per calendar year, unless the Company's repurchase option has been exercised, you shall deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's

Repurchase Option. Within 120 days after cessation of Purchaser's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you shall deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's Repurchase Option.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

         12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

         13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         15. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, or (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, and shall be addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                  COMPANY:          Capstone Turbine Corporation
                                    21211 Nordhoff Street
                                    Chatsworth, CA 91311
                                    Attn: Chairman of the Board of Directors

                                    with a copy to:

                                    Capstone Turbine Corporation
                                    21211 Nordhoff Street
                                    Chatsworth, CA 91311
                                    Attn: Chief Financial Officer

                  PURCHASER:        John Tucker
                                    450 Ironwood Drive
                                    Canonsburg, PA 15317

                  ESCROW AGENT:     Capstone Turbine Corporation
                                    21211 Nordhoff Street
                                    Chatsworth, CA 91311
                                    Attn: Corporate Secretary

         16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

         18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state.

                                          Very truly yours,

                                          CAPSTONE TURBINE CORPORATION

                                          PURCHASER:

                                          ______________________________________
                                          John Tucker

                                          ESCROW AGENT:

                                          ______________________________________
                                          Corporate Secretary

                                   EXHIBIT A-3

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

         The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

         NAME :            TAXPAYER:                          SPOUSE:

         ADDRESS:

         IDENTIFICATION NO.: TAXPAYER:                        SPOUSE:

         TAXABLE YEAR: Calendar Year _____

2. The property with respect to which the election is made is described as follows: _____ shares (the "SHARES") of the Common Stock of Capstone Turbine Corporation, a Delaware corporation (the "COMPANY").

3.       The date on which the property was transferred is:_____________, _____.

4.       The property is subject to the following restrictions:

         The Shares may be repurchased by the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $_____.

6.       The amount (if any) paid for such property is: $________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:________________________, _____           ________________________________
                                                Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:________________________, _____           ________________________________
                                                Spouse of Taxpayer